Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-115991) and in the related Prospectus of LTC Properties, Inc.,

(2) Registration Statement (Form S-3 No. 333-130834) and in the related Prospectus of LTC Properties, Inc.,

(3) Registration Statement (Form S-3 No. 333-143826) and in the related Prospectus of LTC Properties, Inc.

(4) Registration Statement (Form S-8 No. 333-115855) pertaining to the 1998 Equity Participation Plan of LTC Properties, Inc.,

(5) Registration Statement (Form S-8 No. 333-115856) pertaining to the 2004 Stock Option Plan of LTC Properties, Inc.,

(6) Registration Statement (Form S-8 No. 333-115857) pertaining to the 2004 Restricted Stock Plan of LTC Properties, Inc., and

(7) Registration Statement (Form S-8 No. 333-152295) pertaining to the 2008 Equity Participation Plan of LTC Properties, Inc.;

of our report dated February 24, 2009, with respect to the consolidated financial statements and schedules of LTC Properties, Inc. except for the retrospective adjustments described in Notes 2, 10 and 14 as to which the date is June 26, 2009 included in this Current Report (Form 8-K) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, CA

June 26, 2009